                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15 (d) of the
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 15, 1999

                      FISHER SCIENTIFIC INTERNATIONAL INC.
               (Exact name of registrant as specified in charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)



              1-10920                                     02-0451017
        (Commission File No.)                  (IRS employer identification no.)

Liberty Lane, Hampton, New Hampshire                         03842
(Address of principal executive offices)                   (zip code)

       Registrant's telephone number, including area code: (603) 926-5911

ITEM 2: ACQUISITION OR DISPOSITION OF ASSETS

      On April 15, 1999, Fisher Scientific International Inc. ("Fisher") spun off (the "Spinoff") its wholly owned subsidiary, ProcureNet, Inc. ("ProcureNet"), through a pro rata distribution to the stockholders of Fisher of all of the shares of common stock of ProcureNet (the "ProcureNet Common Stock"). The record date for the Spinoff was March 30, 1999. Fisher stockholders received one share of ProcureNet Common Stock for every share of common stock of Fisher owned by them at the close of business on March 30, 1999. The date for distribution of the ProcureNet Common Stock was April 15, 1999.

      ProcureNet provides procurement outsourcing services and supply chain management technology to agencies of the United States government and industry. Fisher decided to spin off ProcureNet because ProcureNet's business was not part of Fisher's core business. The Spinoff is intended to simplify and focus Fisher's operations, and to allow ProcureNet to build and develop its operations as an independent entity.

      ProcureNet Common Stock consists of three series: ProcureNet Voting Common Stock, ProcureNet Series A Non-Voting Common Stock and ProcureNet Series B Non-Voting Common Stock. After the Spinoff and certain related transactions, all of the issued and outstanding capital stock of ProcureNet was substantially identical to the issued and outstanding capital stock of Fisher. The holders of Fisher's voting common stock as of the record date received the ProcureNet Voting Common Stock, the holders of Fisher's non-voting common stock as of the record date received the ProcureNet Series A Non-Voting Common Stock and the holders of Fisher's Series B non-voting common stock as of the record date received ProcureNet Series B Non-Voting Common Stock. The terms of each series of ProcureNet Common Stock are substantially the same as the corresponding series of Fisher's common stock. In addition, certain stockholders of Fisher who hold warrants to purchase, in the aggregate, approximately 6.5% of Fisher's stock also received warrants to purchase the same percentage of ProcureNet's stock. The terms of the ProcureNet warrants are substantially the same as those of the Fisher warrants.

      ProcureNet Common Stock has not been registered, and it has not been listed on any exchange. Holders of ProcureNet Common Stock are significantly restricted in their ability to transfer shares of ProcureNet Common Stock.

      The Spinoff is a taxable distribution to stockholders of Fisher who received ProcureNet Common Stock. The Board of Directors of Fisher determined, based on an appraisal performed by a firm of independent appraisers, that, for tax purposes, the value per share of ProcureNet Common Stock is $0.15.

      ProcureNet will continue to provide certain services to Fisher and its customers in the same manner as currently provided. ProcureNet and Fisher have entered into agreements to govern their future relationship in order to ensure a smooth transition following the Spinoff and to establish ProcureNet as an independent company.

      ProcureNet currently has $19 million of indebtedness outstanding to Fisher, and ProcureNet may borrow up to an additional $3 million until December 31, 2006. All such indebtedness is due and payable on December 31, 2007 and bears interest at the annual rate of nine percent. Fisher also holds a warrant for the purchase of up to 20% of ProcureNet's equity (after giving effect to the exercise of the warrant) under certain circumstances at any time prior to December 31, 2007.

ITEM 7:    FINANCIAL STATEMENTS AND EXHIBITS.

           (b)  Pro Forma Financial Information.

                The pro forma information required by this Item 7 is contained in the financial statements and notes thereto listed in the Index on page F-1 herein.

           (c) The following documents are filed as exhibits hereto:

                2.01 Distribution Agreement, dated as of March 29, 1999, between Fisher Scientific International Inc. and ProcureNet, Inc.

                4.01 Amended and Restated Certificate of Incorporation of ProcureNet, Inc.

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           FISHER SCIENTIFIC INTERNATIONAL INC.


                           By: /s/    Todd DuChene
                              ---------------------------------------
                              Name:  Todd DuChene
                              Title:  Vice President, General Counsel
                                      and Secretary


Dated:  April 30, 1999


Exhibit
Index           Description
-------         -----------
2.01            Distribution Agreement, dated
                     March 29, 1999, among Fisher Scientific
                     International Inc. and ProcureNet, Inc. ....................   Filed electronically

4.01            Amended and Restated Certificate of
                     Incorporation of ProcureNet, Inc. ..........................   Filed electronically

                      FISHER SCIENTIFIC INTERNATIONAL INC.
                          INDEX TO FINANCIAL STATEMENTS


Fisher Scientific International Inc., Unaudited Pro Forma Financial
Information                                                                 F-2

      Unaudited Pro Forma Consolidated Balance Sheet
           December 31, 1998                                                F-3
      Unaudited Pro Forma Consolidated Statement of Operations
           for the year ended December 31, 1998                             F-4
      Notes to Unaudited Pro Forma Financial Statements                     F-5

                      Fisher Scientific International Inc.
                    Unaudited Pro Forma Financial Information

The Unaudited Pro Forma Balance Sheet as of December 31, 1998 and the Unaudited Pro Forma Statement of Operations for the period then ended set forth below give effect to the spinoff of Fisher's procurement outsourcing services and supply chain management technology business ("ProcureNet") to stockholders of Fisher (the "Spinoff"). Following the Spinoff, Fisher and ProcureNet will operate as separate, stand-alone companies. As part of the Spinoff Fisher and ProcureNet will enter into a transition services agreement pursuant to which Fisher will provide ProcureNet with certain management and other administrative services and ProcureNet will continue to provide Fisher and its customers third party procurement and electronic commerce support and services. The methodology for determining the costs and expenses in providing and furnishing such services and the amount of such costs and expenses allocated to the party receiving such services shall be based on the methodology used prior to the Spinoff for allocating such costs and expenses between ProcureNet and Fisher.

The Unaudited Pro Forma Financial Information is provided for informational purposes only and does not purport to be indicative of Fisher's results of operations that would actually have been achieved had the Spinoff been completed as of or for the period presented, or that may be obtained in the future. The Pro Forma Financial Information should be read in conjunction with the audited and unaudited historical financial statements of Fisher and related notes thereto previously reported on Forms 10-K and 10-Q.

                      Fisher Scientific International Inc.
                        Unaudited Pro Forma Balance Sheet
                                December 31, 1998
                                  (in millions)

                                                                 Historical                       Pro Forma(b)
                                                         -----------------------------    -----------------------------
                                                          Fisher         ProcureNet       Adjustments          Total
                                                         ----------      ----------       -----------        ----------
ASSETS
Current Assets:
     Cash and cash equivalents ..................          $   65.6           $     --        $     --         $   65.6
     Receivables, net ...........................             205.6                 --              --            205.6
     Inventories ................................             220.9                 --              --            220.9
     Other current assets .......................              69.0                 --              --             69.0
                                                           --------           --------        --------         --------
         Total current assets ...................             561.1                 --              --            561.1
Property, plant and equipment, net ..............             246.0                 --              --            246.0
Goodwill ........................................             385.9                 --              --            385.9
Other assets ....................................             149.9                 --             5.0(a)         154.9
Net assets from operations to be disposed of ....              14.7              (10.7)             --              4.0
                                                           --------           --------        --------         --------
         Total assets ...........................          $1,357.6           $  (10.7)       $    5.0         $1,351.9
                                                           ========           ========        ========         ========

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities
     Short-term debt ............................          $   19.7           $     --        $     --         $   19.7
     Accounts payable ...........................             246.3                 --              --            246.3
     Accrued and other current liabilities ......             187.2                 --              --            187.2
                                                           --------           --------        --------         --------
         Total current liabilities ..............             453.2                 --              --            453.2
Long-term debt ..................................           1,022.0                 --              --          1,022.0
Other liabilities ...............................             207.1                 --              --            207.1
                                                           --------           --------        --------         --------
         Total liabilities ......................           1,682.3                 --              --          1,682.3
Stockholders' (deficit) equity:
         Preferred stock ........................                --                 --              --               --
         Common stock ...........................               0.4                 --              --              0.4
         Capital in excess of par value .........             313.3                 --              --            313.3
         Retained (deficit) earnings ............            (618.2)             (10.7)            5.0(a)        (623.9)
         Accumulated other comprehensive income .             (19.7)                --              --            (19.7)
         Treasury stock .........................              (0.5)                --              --             (0.5)
         Other ..................................                --                 --              --               --
                                                           --------           --------        --------         --------
             Total stockholders' (deficit) equity            (324.7)             (10.7)            5.0           (330.4)
                                                           --------           --------        --------         --------
             Total liabilities and
             stockholders' (deficit) equity .....          $1,357.6           $  (10.7)       $    5.0         $1,351.9
                                                           ========           ========        ========         ========

                      Fisher Scientific International Inc.
                   Unaudited Pro Forma Statement of Operations
                          Year Ended December 31, 1998
                     (in millions, except per share amounts)

                                                              Historical                       Pro Forma(b)
                                                     ---------------------------       -------------------------
                                                      Fisher           ProcureNet     Adjustments         Total
                                                     --------          ----------     ----------        --------
Sales .....................................          $2,252.3           $     --       $     --         $2,252.3
Cost of sales .............................           1,616.0                 --             --          1,616.0
Selling, general and administrative expense             503.8                 --             --            503.8
Transaction-related costs .................              71.0                 --             --             71.0
Restructuring and other charges ...........              23.6                 --             --             23.6
Loss from operations to be disposed of ....              15.1              (11.2)            --              3.9
                                                     --------           --------       --------         --------
Income from operations ....................              22.8               11.2             --             34.0
Interest expense ..........................              90.3                 --             --             90.3
Other (income) expense, net ...............              (7.2)               0.2           (0.5)(a)         (7.5)
                                                     --------           --------       --------         --------
(Loss) income before income taxes .........             (60.3)              11.0            0.5            (48.8)
Income tax benefit provisions .............             (10.8)               4.4            0.2             (6.2)
                                                     --------           --------       --------         --------
Net (loss) income .........................          $  (49.5)          $    6.6       $    0.3         $  (42.6)
                                                     ========           ========       ========         ========
Net (loss) per common share:
     Basic.................................          $  (1.24)                                          $  (1.07)
                                                     ========                                           ========
     Diluted...............................          $  (1.24)                                          $  (1.07)
                                                     ========                                           ========

                      Fisher Scientific International Inc.
               Notes to Unaudited Pro Forma Financial Information


(a) The Pro Forma Financial Statements reflect a $5 million note receivable from ProcureNet with an annual interest rate of 9% due and payable on December 31, 2007, which represents the conversion of a portion of December 31, 1998 intercompany payables. Initially after the Spinoff, ProcureNet will be dependent on financing facilities provided to it by Fisher, including an $8 million line of credit provided by Fisher, none of which is reflected on the Pro Forma Financial Statements. Since December 31, 1998, ProcureNet has borrowed $5 million under the $8 million line of credit.

(b) Effective January 13, 1999, ProcureNet completed the acquisition of all of the outstanding shares of Structured Computer Systems, Inc. ("SCS"), a company that develops, markets and sells procurement software, for $9 million in cash. In order to finance this acquisition, ProcureNet issued a note for $9 million to Fisher, which paid the purchase price of SCS on behalf of ProcureNet. This note bears interest at an annual rate of 9% and is due and payable on December 31, 2007. As these transactions occurred after December 31, 1998, they are not reflected in the Pro Forma Financial Statements.